UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 14, 2019

ALTITUDE INTERNATIONAL, INC

 (Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

515 E. Las Olas Boulevard, Suite 120, Fort Lauderdale, FL  33301

(Address of Principal Executive Offices)

(954) 256-5120

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Directors

On June 14 , 2019, the Board of Directors of Altitude International, Inc. (“the Company”) unanimously elected to appoint two new directors, Greg Anthony and Pete Sandore, to fill newly-created directorships. Following the appointments, the Company now has seven directors.

Greg Anthony, 51, is an American former professional basketball player who is a television analyst for NBA TV and Turner Sports. He played 12 seasons in the National Basketball Association. Anthony also contributes to Yahoo! Sports as a college basketball analyst and serves as a co-host/analyst on SiriusXM NBA Radio. Anthony played his freshman year of college basketball for the University of Portland where he was the WCC Freshman of the Year before transferring to the University of Nevada, Las Vegas. In his junior season with UNLV, the Runnin' Rebels won the 1990 NCAA Championship game.

Pete Sandore, 62, comes to us with a 40 + year business career where he most recently held the position of Chairman of the Board with Sabre Industries, Inc, (Equity Owned Company $700M). Pete joined Sabre Industries, Inc. in 2009 initially in a consulting role to the CEO and advanced quickly within the ranks. Promoted in April 2010 to Chief Operating Officer, and again as President and Chief Executive Officer in February 2011. Sabre Industries was acquired by The Jordan Group in April 2019. Pete is also an entrepreneur and business owner of AITEK Instruments and Temptron Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2019

ALTITUDE INTERNATIONAL, INC.

By: /s/ Robert Kanuth Name: Robert Kanuth Title: Chief Executive Officer